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                                                                     EXHIBIT 5.1

                       [Letterhead of Cooley Godward LLP]

April 6, 2000

Aspeon, Inc.
17891 Cartwright Road
Irvine, CA  92614

         Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Aspeon, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 2,750,000 shares of the Common Stock, $.01 par value, of the Company including 583,334 shares (the "Warrant Shares") issuable upon the exercise of a certain warrant to purchase common stock (the "Warrant") and up to 2,166,666 shares (the "Conversion Shares") issuable upon conversion of the outstanding shares of the Company's Series A Convertible Exchangeable Preferred Stock, including stock dividends thereon, on behalf of a certain selling stockholder, as described in the Registration Statement.

         In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, the Certificate of Designations, Preferences and Rights of the Series A Convertible Exchangeable Preferred Stock, the Bylaws, as amended, the Warrant and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Conversion Shares, when issued upon conversion of the Series A Convertible Preferred Stock, and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

         We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

Cooley Godward LLP

/s/  Thomas A. Coll

Thomas A. Coll